UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

TRACK GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1215 W. Lakeview Court, Romeoville, Illinois 60446
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On February 14, 2017, Track Group, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

	For	Withheld	Broker Non-Vote
Guy Dubois	6,473,382	57,775	258,536
David S. Boone	6,473,483	57,674	258,536
Dirk Karel J. van Daele	6,473,483	57,674	258,536
Karen Macleod	6,473,466	57,691	258,536
Eric Rosenblum	6,473,483	57,674	258,536
Ray Johnson	6,473,483	57,674	258,536

The Company’s Directors are elected by a plurality of the votes cast. Stockholders elected Guy Dubois, David S. Boone, Dirk Karel J. van Daele, Karen Macleod, Eric Rosenblum and Ray Johnson to serve on the Board of Directors until the 2018 annual meeting of stockholders, or until their successors are elected and qualified.

Proposal No. 2- Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
6,472,765	48,123	10,269	258,536

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders voted, on an advisory basis, in favor of the compensation paid to the Company’s named executive officers, as disclosed in the Executive Compensation section of the Company’s definitive proxy statement, dated January 10, 2017.

Proposal No. 3- Ratification of Appointment of Auditors

For	Against	Abstain	Broker Non-Vote
6,745,671	31,653	12,369	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of Eide Bailly, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2017.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on January 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Track Group, Inc.

Date: February 15, 2017	By:	/s/ Gordon Jesperson
Gordon Jesperson
Corporate Secretary, General Counsel